Exhibit 21


Unless otherwise indicated, each of the following direct and indirect subsidiaries is wholly owned by the Registrant.

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

E Square Technologies, Inc.                        California

Hohenstaufen Zweihundertsechsundzwanzigste
 Vermogensverwaltungs GmbH                         Germany

IMPAC  Electronic GmbH                             Germany

infra sensor Spezialpyrometer GmbH                 Germany

INFRAPOINT Messtechnik GmbH                        Germany

IMPAC France, Sarl                                 France

IMPAC Infrared Ltd.                                Great Britain

IMPAC Systems GmbH (90% owned)                     Germany